UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 19, 2007

STONE TAN CHINA ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52857	20-8387484
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1A, 11th Floor, Tower 1 China Hong Kong City 33 Canton Road Kowloon, Hong Kong
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 852-27355493

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On October 19, 2007, the initial public offering (“IPO”) of 30,000,000 units of Stone Tan China Acquisition Corp. (the “Company”) was consummated. Each unit issued in the IPO (the “Units”) consists of one share of common stock, $.0001 par value per share (the “Common Stock”), and one warrant, each warrant to purchase one share of Common Stock at an exercise price of $5.50 per share. The Units were sold at an offering price of $8.00 per Unit, generating gross proceeds of $240,000,000. Prior to the consummation of the IPO, the Company completed a private placement of 6,200,000 warrants to the Company’s founding stockholders generating gross proceeds of $6,200,000. The audited financial statements as of October 19, 2007 reflecting receipt of the proceeds of the IPO and the private placement are included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

Exhibits:

Exhibit No.	Description

10.5	Securities Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the initial stockholders

99.1	Press release dated October 25, 2007

99.2	Audited Financial Statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2007	STONE TAN CHINA ACQUISITION CORP.

	By:	/s/ Richard Tan
Name: Richard Tan
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.5	Securities Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the initial stockholders

99.1	Press release dated October 25, 2007

99.2	Audited Financial Statements